UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2005

The Bank Holdings
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-50645	90-0071778
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9990 Double R. Blvd., Reno, Nevada		89521
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	775.853.8600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2005 the Board of Directors of Nevada Security Bank , the wholly owned subsidiary of The Bank Holdings, approved the three year Executive Employment Agreement of Senior Executive Vice President Joseph Bourdeau. The Agreement for Mr. Bourdeau was effective December 27, 2004 and replaced that dated December 27, 2001 which was also a three year contract. This contract was executed by Mr. Bourdeau as of even date. The previous and current contract has the same provisions, except for the annual base salary, the number of stock options previously granted, the vacation period available, and the extension of the termination without cause benefit period from twelve to twenty-four months.

The Executive Employment Agreement of Mr. Bourdeau is filed herewith as Exhibit 10.1.

The Board of Directors of Nevada Security Bank also approved Addendum Number One to the Executive Employment Agreements of Chief Credit Officer John Donovan and Chief Financial Financial Officer Jack Buchold. The Agreements for Mssrs. Donovan and Buchold were amended to provide supplemental insurance as part of their group insurance coverage. This allows the officer to elect to (i) have the Bank purchase $4,000 of long term care insurance each year for the officer, or (ii) receive the $4,000 allowance in monthly amounts over the term of their employment.

These Addenda Number One amendments to the Executive Employment Agreements are filed herewith as Exhibits 10.2 and 10.3.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank Holdings

November 15, 2005	By:	Jack B. Buchold

Name: Jack B. Buchold
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement for Joseph Bourdeau
10.2	Employment Agreement Addendum Number One for John Donovan
10.3	Employment Agreement Addendum Number One for Jack Buchold